Exhibit 10.2

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (the “Guaranty”) is executed as of September 29, 2017, by GRIFFIN CAPITAL ESSENTIAL ASSET REIT INC., a Maryland corporation, having an address at c/o Griffin Capital Company, LLC, 1520 E. Grand Avenue, El Segundo, CA 90245, Attention: Javier Bitar (whether one or more, together with its permitted successors and assigns, collectively referred to as “Guarantor”), for the benefit of BANK OF AMERICA, N.A., a national banking association, having an address at 214 North Tryon Street, NC1-027-15-01, Charlotte, North Carolina 28255 (together with its successors and assigns, “Lender”).

W I T N E S S E T H :

WHEREAS, pursuant to the Note, as defined in the Loan Agreement, dated of even date herewith, executed by THE ENTITIES LISTED ON SCHEDULE I HERETO (individually and/or collectively, as the context may require, together with their respective successors and permitted assigns, “Borrower”), Borrower has become indebted, and may from time to time be further indebted, to Lender with respect to a loan (“Loan”) made pursuant to that certain Loan Agreement, of even date herewith between Borrower and Lender (as the same may be amended, restated, replaced, supplemented, or otherwise modified from time to time, the “Loan Agreement”), which Loan is secured by those certain mortgages, deeds of trust and deeds to secure debt of even date herewith (as the same may be amended, restated, replaced, supplemented, or otherwise modified from time to time, collectively, the “Mortgage”), and further evidenced, secured or governed by other instruments and documents executed in connection with the Loan (together with the Note, the Loan Agreement and Mortgage, collectively, the “Loan Documents”);

WHEREAS, Lender is not willing to make the Loan, or otherwise extend credit, to Borrower unless Guarantor unconditionally guarantees payment and performance to Lender of the Guaranteed Obligations (as herein defined); and

WHEREAS, Guarantor is the owner of a direct or indirect interest in Borrower, and Guarantor will directly benefit from Lender’s making the Loan to Borrower.

NOW, THEREFORE, as an inducement to Lender to make the Loan to Borrower, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

ARTICLE I

NATURE AND SCOPE OF GUARANTY

1.1    Guaranty of Obligation. Guarantor hereby irrevocably and unconditionally guarantees to Lender and its successors and assigns the payment and performance of the Guaranteed Obligations as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise. Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as a primary obligor.

1.2    Definition of Guaranteed Obligations. As used herein, the term “Guaranteed Obligations” means all obligations and liabilities of Borrower pursuant to Section 15.1 of the Loan Agreement.

1.3     Nature of Guaranty. This Guaranty is an irrevocable, absolute, continuing guaranty of payment and performance and not a guaranty of collection. This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by Guarantor and after (if Guarantor is a natural person) Guarantor’s death (in which event this Guaranty shall be binding upon Guarantor’s estate and Guarantor’s legal representatives and heirs). The fact that at any time or from time to time the Guaranteed Obligations may be increased or reduced shall not release or discharge the obligation of Guarantor to Lender with respect to the Guaranteed Obligations. This Guaranty may be enforced by Lender and any subsequent holder of the Note and shall not be discharged by the assignment or negotiation of all or part of the Note.

1.4     Guaranteed Obligations Not Reduced by Offset. The Guaranteed Obligations and the liabilities and obligations of Guarantor to Lender hereunder, shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of Borrower, or any other party, against Lender or against payment of the Guaranteed Obligations, whether such offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

1.5    Payment By Guarantor. If all or any part of the Guaranteed Obligations shall not be punctually paid when due, whether at demand, maturity, acceleration or otherwise, Guarantor shall, immediately upon demand by Lender, and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity or any other notice whatsoever, pay in lawful money of the United States of America, the amount due on the Guaranteed Obligations to Lender at Lender’s address as set forth herein. Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Obligations, and may be made from time to time with respect to the same or different items of Guaranteed Obligations. Such demand shall be deemed made, given and received in accordance with the notice provisions hereof.

1.6    No Duty To Pursue Others. It shall not be necessary for Lender (and Guarantor hereby waives any rights which Guarantor may have to require Lender), in order to enforce the obligations of Guarantor hereunder, first to (a) institute suit or exhaust its remedies against Borrower or others liable on the Loan or the Guaranteed Obligations or any other person, (b) enforce Lender’s rights against any collateral which shall ever have been given to secure the Loan, (c) enforce Lender’s rights against any other guarantors of the Guaranteed Obligations, (d) join Borrower or any others liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty, (e) exhaust any remedies available to Lender against any collateral which shall ever have been given to secure the Loan or (f) resort to any other means of obtaining payment of the Guaranteed Obligations. Lender shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations.

1.7    Waivers. To the fullest extent now or hereinafter not prohibited by law, Guarantor agrees to the provisions of the Loan Documents, and hereby waives notice of, and any rights of consent to: (a) any loans or advances made by Lender to Borrower, (b) acceptance of this Guaranty, (c) any amendment or extension of the Note, the Loan Agreement or of any other Loan Documents, (d) the execution and delivery by Borrower and Lender of any other loan or credit agreement or of Borrower’s execution and delivery of any promissory notes or other documents arising under the Loan Documents or in connection with the Property, (e) the occurrence of any breach by Borrower or an Event of Default, (f) Lender’s transfer or disposition of the Guaranteed Obligations, or any part thereof, (g) sale or foreclosure (or posting or advertising for sale or foreclosure) of any collateral for the Guaranteed Obligations, (h) protest, proof of non-payment or default by Borrower and (i) any other action at any time taken or omitted by Lender, and, generally, all demands and notices of every kind in connection with this Guaranty, the Loan Documents, any documents or agreements evidencing, securing or relating to any of the Guaranteed Obligations.

1.8    Payment of Expenses. In the event that Guarantor should breach or fail to timely perform any provisions of this Guaranty, Guarantor shall, immediately upon demand by Lender, pay Lender all actual, out-of-pocket documented costs and expenses (including court costs and reasonable attorneys’ fees) incurred by Lender in the enforcement hereof or the preservation of Lender’s rights hereunder. The covenant contained in this Section 1.8 shall survive the payment and performance of the Guaranteed Obligations.

1.9    Effect of Bankruptcy. In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law, or any judgment, order or decision thereunder, Lender must rescind or restore any payment, or any part thereof, received by Lender in satisfaction of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantor by Lender shall be without effect, and this Guaranty shall remain in full force and effect. It is the intention of Borrower and Guarantor that Guarantor’s obligations hereunder shall not be discharged except by Guarantor’s performance of such obligations and then only to the extent of such performance.

1.10    Waiver of Subrogation, Reimbursement and Contribution. Notwithstanding anything to the contrary contained in this Guaranty, until receipt by Lender of payment in full of the Obligations, Guarantor hereby unconditionally and irrevocably waives, releases and abrogates any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating the Guarantor to the rights of Lender), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from Borrower or any other party liable for payment of any or all of the Guaranteed Obligations for any payment made by Guarantor under or in connection with this Guaranty or otherwise.

1.11    Borrower. The term “Borrower” as used herein shall include any new or successor corporation, association, partnership (general or limited), limited liability company, joint venture, trust or other individual or organization formed as a result of any merger, reorganization, sale, transfer, devise, gift or bequest of Borrower or any interest in Borrower.

1.12    Net Worth. So long as the Loan and any of the obligations set forth in the Loan Documents remain outstanding, Guarantor shall maintain a minimum Net Worth (as defined herein) of not less than $250,000,000.00 (the “Minimum Financial Criteria”).

As used herein:

“Net Worth” shall mean net worth as calculated in accordance with generally accepted accounting principles (or other principles acceptable to Lender), but excluding Guarantor’s interest in the Properties.

1.13    Application of Amounts Realized. In the event Lender has caused a foreclosure sale or has otherwise caused a transfer of any Individual Property, Lender shall not be required to apply any net proceeds of any such sale on account of any sums which are the subject of any obligation of Guarantor pursuant to this Agreement unless such net proceeds shall be in excess of the amount which would satisfy in full all of the Obligations in which case Lender may apply such excess, if any, on account of any sums which are the obligation of Guarantor pursuant to this Guaranty.

ARTICLE II

EVENTS AND CIRCUMSTANCES NOT REDUCING
OR DISCHARGING GUARANTOR’S OBLIGATIONS

Guarantor hereby consents and agrees to each of the following, and agrees that Guarantor’s obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any common law, equitable, statutory or other rights (including without limitation rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:

2.1    Modifications. Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Guaranteed Obligations, the Note, the Mortgage, the Loan Agreement, the other Loan Documents or any other document, instrument, contract or understanding between Borrower and Lender, or any other parties, pertaining to the Guaranteed Obligations or any failure of Lender to notify Guarantor of any such action.

2.2    Adjustment. Any adjustment, indulgence, forbearance or compromise that might be granted or given by Lender to Borrower or any Guarantor.

2.3    Condition of Borrower or Guarantor. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Borrower, Guarantor or any other party at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of Borrower or Guarantor, or any sale, lease or transfer of any or all of the assets of Borrower or Guarantor, or any changes in the shareholders, partners or members of Borrower or Guarantor; or any reorganization of Borrower or Guarantor.

2.4    Invalidity of Guaranteed Obligations. The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations, or any document or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever, including without limitation the fact that (a) the Guaranteed Obligations, or any part thereof, exceeds the amount permitted by law, (b) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (c) the officers or representatives executing the Note, the Mortgage, the Loan Agreement or the other Loan Documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, (d) the Guaranteed Obligations violate applicable usury laws, (e) the Borrower has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from Borrower, (f) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations, or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible or unenforceable or (g) the Note, the Mortgage, the Loan Agreement or any of the other Loan Documents have been forged or otherwise are irregular or not genuine or authentic, it being agreed that Guarantor shall remain liable hereon regardless of whether Borrower or any other Person be found not liable on the Guaranteed Obligations or any part thereof for any reason.

2.5    Release of Obligors. Any full or partial release of the liability of Borrower on the Guaranteed Obligations, or any part thereof, or of any co-guarantors, or any other person or entity now or hereafter liable, whether directly or indirectly, jointly, severally or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations, or any part thereof, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support of any other party, and Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other Persons will be liable to pay or perform the Guaranteed Obligations, or that Lender will look to other Persons to pay or perform the Guaranteed Obligations.

2.6    Other Collateral. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations.

2.7    Release of Collateral. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations.

2.8    Care and Diligence. The failure of Lender or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security, including but not limited to any neglect, delay, omission, failure or refusal of Lender (a) to take or prosecute any action for the collection of any of the Guaranteed Obligations or (b) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor or (c) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligations.

2.9    Unenforceability. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the collateral for the Guaranteed Obligations.

2.10    Offset. Any existing or future right of offset, claim or defense of Borrower or Guarantor against Lender, or any other Person, or against payment of the Guaranteed Obligations, whether such right of offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

2.11    Merger. The reorganization, merger or consolidation of Borrower into or with any other corporation or entity.

2.12    Preference. Any payment by Borrower to Lender is held to constitute a preference under bankruptcy laws, or for any reason Lender is required to refund such payment or pay such amount to Borrower or someone else.

2.13    Other Actions Taken or Omitted. Any other action taken or omitted to be taken with respect to the Loan Documents, the Guaranteed Obligations, or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof, it is the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the full and final payment and satisfaction of the Guaranteed Obligations.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

To induce Lender to enter into the Loan Documents and extend credit to Borrower, Guarantor represents and warrants to Lender as of the date hereof as follows:

3.1    Benefit. Guarantor is an Affiliate of Borrower, is the owner of a direct or indirect interest in Borrower and has received, or will receive, direct or indirect benefit from the making of this Guaranty with respect to the Guaranteed Obligations.

3.2    Familiarity and Reliance. Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of Borrower and is familiar with the value of any and all collateral intended to be created as security for the payment of the Note or Guaranteed Obligations; however, Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty.

3.3    No Representation By Lender. Neither Lender nor any other party has made any representation, warranty or statement to Guarantor in order to induce the Guarantor to execute this Guaranty.

3.4    Guarantor’s Financial Condition. As of the date hereof, and after giving effect to this Guaranty and the contingent obligation evidenced hereby, Guarantor is, and will be, solvent, and has and will have assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities) and debts, and has and will have property and assets sufficient to satisfy and repay its obligations and liabilities.

3.5    Legality. The execution, delivery and performance by Guarantor of this Guaranty and the consummation of the transactions contemplated hereunder do not, and will not, contravene or conflict with any law, statute or regulation whatsoever to which Guarantor is subject or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or result in the breach of, any indenture, mortgage, deed of trust, charge, lien, or any contract, agreement or other instrument to which Guarantor is a party or which may be applicable to Guarantor. This Guaranty is a legal and binding obligation of Guarantor and is enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights.

3.6    Litigation. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or to the best of Guarantor’s knowledge, threatened against or affecting Guarantor, which actions, suits or proceedings, if determined against Guarantor, would be reasonably likely to have or do have a Material Adverse Effect.

3.7    Survival. All representations and warranties made by Guarantor herein shall survive the execution hereof. Notwithstanding anything contained in this Guaranty or any of the other Loan Documents to the contrary, Guarantor’s liability shall not include liability resulting solely out of any acts or events first arising on or after the date that Lender (or its nominee, designee or agent, or other Person who acquires title to the Property upon a foreclosure, power of sale or other exercise of Lender’s remedies) acquires title to the Property (whether at a foreclosure sale, private power of sale, the acceptance of a deed-in-lieu of foreclosure or otherwise), except as a result of acts, events or omissions taken by or at the direction of any of Borrower or Guarantor or any Affiliate of Borrower or Guarantor on or after such date.

ARTICLE IV
SUBORDINATION OF CERTAIN INDEBTEDNESS

4.1    Subordination of All Guarantor Claims. As used herein, the term “Guarantor Claims” shall mean all debts and liabilities of Borrower to Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligations of Borrower thereon be direct, contingent, primary, secondary, several, joint and several or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account or otherwise, and irrespective of the Person in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created or the manner in which they have been or may hereafter be acquired by Guarantor. The Guarantor Claims shall include without limitation all rights and claims of Guarantor against Borrower (arising as a result of subrogation or otherwise) as a result of Guarantor’s payment of all or a portion of the Guaranteed Obligations. Until receipt by Lender of payment in full of the Obligations, upon the occurrence and during the continuance of an Event of Default or Default, Guarantor shall not receive or collect, directly or indirectly, from Borrower or any other party any amount upon the Guarantor Claims.

4.2    Claims in Bankruptcy. Until receipt by Lender of payment in full of the Obligation, in the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief or other insolvency proceedings involving Guarantor as debtor, Lender shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims. Guarantor hereby assigns such dividends and payments to Lender. Should Lender receive, for application upon the Guaranteed Obligations, any such dividend or payment which is otherwise payable to Guarantor, and which, as between Borrower and Guarantor, shall constitute a credit upon the Guarantor Claims, then upon payment to Lender in full of the Guaranteed Obligations, Guarantor shall become subrogated to the rights of Lender to the extent that such payments to Lender on the Guarantor Claims have contributed toward the liquidation of the Guaranteed Obligations, and such subrogation shall be with respect to that proportion of the Guaranteed Obligations which would have been unpaid if Lender had not received dividends or payments upon the Guarantor Claims.

4.3    Payments Held in Trust. Until receipt by Lender of payment in full of the Obligations, in the event that, notwithstanding anything to the contrary in this Guaranty, Guarantor should receive any funds, payment, claim or distribution which is prohibited by this Guaranty, Guarantor agrees to hold in trust for Lender an amount equal to the amount of all funds, payments, claims or distributions so received, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions so received except to pay them promptly to Lender, and Guarantor covenants promptly to pay the same to Lender.

4.4    Liens Subordinate. Until receipt by Lender of payment in full of the Obligations, Guarantor agrees that any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guaranteed Obligations, regardless of whether such encumbrances in favor of Guarantor or Lender presently exist or are hereafter created or attach. Without the prior written consent of Lender, neither Guarantor nor any of its Affiliates shall (a) exercise or enforce any creditor’s right it may have against Borrower, (b) create any Liens encumbering any Individual Property, Borrower or any interest in either of the foregoing, other than Permitted Encumbrances or (c) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, mortgages, deeds of trust, security interests, collateral rights, judgments or other encumbrances on assets of Borrower held by Guarantor.

ARTICLE V MISCELLANEOUS

5.1    Waiver. No failure to exercise, and no delay in exercising, on the part of
Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Lender hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Guaranty, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

5.2    Notices. All notices, requests and other communications provided for herein shall be given or made in writing in the manner specified in Article 16 of the Loan Agreement, provided, however, that notices to the Guarantor shall be addressed to:

Griffin Capital Essential Asset REIT Inc. c/o Griffin Capital Company, LLC 1520 E. Grand Avenue El Segundo, CA 90245 Attention: Javier Bitar Facsimile No.: 310-606-5910
And to:	c/o Griffin Capital Company, LLC 790 Estate Drive Suite 180 Deerfield, Illinois 60015 Attention: Mary Higgins Facsimile No.: 847-267-1237
With a copy to:	Polsinelli PC 900 W. 48th Place Suite 900 Attention: Marla R. Bell Facsimile No.: 816-572-5086

5.3    Governing Law.

THIS GUARANTY AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE

FULLEST EXTENT PERMITTED BY LAW, GUARANTOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS GUARANTY, THE NOTE AND THE OTHER LOAN DOCUMENTS, AND THIS GUARANTY, THE NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND GUARANTOR WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. GUARANTOR DOES HEREBY DESIGNATE AND APPOINT:

Han-Hsien Tuan
Tuan Olona, LLP
One Rockefeller Plaza, Eleventh Floor
New York, New York 10020
Telephone: 646-863-9754
Facsimile: 646-478-9129
E-mail: htuan@tuanolona.com

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO GUARANTOR IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON GUARANTOR IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. GUARANTOR (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

5.4    Invalid Provisions. If any provision of this Guaranty is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

5.5    Amendments. This Guaranty may be amended only by an instrument in writing executed by the party or an authorized representative of the party against whom such amendment is sought to be enforced.

5.6    Parties Bound; Assignment; Joint and Several. This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives; provided, however, that Guarantor may not, without the prior written consent of Lender, assign any of its rights, powers, duties or obligations hereunder. If Guarantor consists of more than one Person, the obligations and liabilities of each such Person shall be joint and several.

5.7    Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Guaranty.

5.8    Recitals. The recital and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.

5.9    Counterparts. To facilitate execution, this Guaranty may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all Persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Guaranty to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

5.10    Rights and Remedies. If Guarantor becomes liable for any indebtedness owing by Borrower to Lender, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby and the rights of Lender hereunder shall be cumulative of any and all other rights that Lender may ever have against Guarantor. The exercise by Lender of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

5.11    Other Defined Terms. Any capitalized term utilized herein shall have the meaning as specified in the Loan Agreement, unless such term is otherwise specifically defined herein.

5.12    Entirety. THIS GUARANTY EMBODIES THE    FINAL AND ENTIRE AGREEMENT OF GUARANTOR AND LENDER WITH RESPECT TO GUARANTOR’S GUARANTY OF THE GUARANTEED OBLIGATIONS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS GUARANTY IS INTENDED BY GUARANTOR AND LENDER AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE GUARANTY, AND NO COURSE OF DEALING BETWEEN GUARANTOR AND LENDER, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY AGREEMENT. THERE ARE NO ORAL AGREEMENTS BETWEEN GUARANTOR AND LENDER.

5.13    Waiver of Right To Trial By Jury. GUARANTOR HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS GUARANTY, THE NOTE, THE LOAN AGREEMENT, THE MORTGAGE OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY GUARANTOR, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY GUARANTOR.

5.14    Reinstatement in Certain Circumstances. If at any time any payment of the principal of or interest under the Note or any other amount payable by Borrower under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of Borrower or otherwise, the Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment has been due but not made at such time.

5.15    Damages. No claim may be made by Lender or its affiliates, directors, officers, employees, attorneys or agents of any of them against Borrower, Guarantor or any principal, director, officer, employee, advisor, beneficiary, shareholder, partner, manager, member, trustee, agent or Affiliate of Borrower or Guarantor or any legal representatives, successors or assigns of any of the foregoing, for any (a) speculative, punitive, special or exemplary damages or (b) consequential damages in the nature of alleged “lost profits” or “lost opportunities” arising out of or related to the transactions contemplated by this Guaranty, or by the Loan Documents (in each case with respect to the foregoing clauses (a) and (b) except to the extent that a party seeking indemnification of such amount has paid or is required to pay to a third party such measure of damages).

5.16    Special State Provisions.
(a) Notwithstanding the express intention of the parties that New York law shall apply to this Guaranty, if and to the extent that a court of competent jurisdiction determines that California applies to this Guaranty, with respect to the foregoing provisions contained in this Guaranty, the following shall apply with respect to the State of California:

Guarantor hereby waives the rights and benefits under California Civil Code (“CC”) Section 2819, and agrees that by doing so Guarantor’s liability shall continue even if the Lender alters any obligations under the Loan Documents in any respect or the Lender’s remedies or rights against the Borrower are in any way impaired or suspended without Guarantor’s consent.

Guarantor hereby waives any and all benefits and defenses under CC Section 2810 and agrees that by doing so Guarantor is liable even if the Borrower had no liability at the time of execution of the Note or thereafter ceased to be liable. Guarantor hereby waives any and all benefits and defenses under CC Section 2809 and agrees that by doing so Guarantor’s liability may be larger in amount and more burdensome than that of the Borrower.

Guarantor hereby waives any and all benefits and defenses under CC Sections 2845, 2849, 2850, 2899 and 3433, including, without limitation, the right to require the Lender to (i) proceed against the Borrower or any other guarantor or pledgor, (ii) proceed against or exhaust any security or collateral the Lender may hold, or (iii) pursue any other right or remedy for Guarantor’s benefit, and agrees that the

Lender may proceed against Guarantor for the Guaranteed Obligations without taking any action against the Borrower or any other guarantor or pledgor and without proceeding against or exhausting any security or collateral the Lender holds. Guarantor agrees that the Lender may unqualifiedly exercise in its sole and absolute discretion, any or all rights and remedies available to it against the Borrower or any other guarantor or pledgor without impairing the Lender’s rights and remedies in enforcing this Guaranty, under which Guarantor’s liabilities shall remain independent and unconditional. Guarantor agrees that the Lender’s exercise of certain of such rights or remedies may affect or eliminate Guarantor’s right of subrogation or recovery against the Borrower and that Guarantor may incur partially or totally non-reimbursable liability under this Guaranty. Without limiting the generality of the foregoing, Guarantor expressly waives any and all benefits and defenses under or based upon (1) California Code of Civil Procedure (“CCP”) Section 580a or 726(b), which would otherwise limit Guarantor’s liability after a non-judicial or judicial foreclosure sale to the difference between the obligations guaranteed herein and the fair market value or fair value, respectively, of the Premises or interests sold at such non-judicial or judicial foreclosure sale, (2) CCP Sections 580b and 580d, which would otherwise limit the Lender’s right to recover a deficiency judgment with respect to purchase money obligations and after a non-judicial or judicial foreclosure sale, respectively, (3) CCP Section 726 which, among other things, would otherwise require the Lender to exhaust all of its security before a personal judgment may be obtained for a deficiency, and (4) Union Bank v. Gradsky or subsequent judicial decisions arising out of or related to CCP Sections 726, 580a, 580b or 580d.

Without limiting the generality of the foregoing, Guarantor waives all rights and defenses arising out of an election of remedies by the Lender, even though that election of remedies, such as a nonjudicial or judicial foreclosure with respect to security for a Guaranteed Obligation, has destroyed Guarantor’s rights of subrogation and reimbursement against the Borrower by the operation of Section 580d of the California Code of Civil Procedure or otherwise. In addition, Guarantor waives all rights and defenses that Guarantor may have because the Guaranteed Obligation is secured by real property. This means, among other things:

(i)The Lender may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by the Borrower.

(ii)If the Lender forecloses on any real property collateral pledged by the Borrower:

(A) The amount of the Guaranteed Obligation may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

(B) The Lender may collect from Guarantor even if the Lender, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from the Borrower.

This is an unconditional and irrevocable waiver of any rights and defenses
Guarantor may have because the Guaranteed Obligation is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure.

Guarantor hereby waives all benefits and defenses under CC Sections 2847, 2848 and 2849 and agrees that Guarantor shall have no right of subrogation or reimbursement against the Borrower, no right of subrogation against any collateral or security provided for in the Loan Documents and no right of contribution against any other guarantor or pledgor unless and until all amounts due under the Loan Documents have been paid in full and the Lender has released, transferred or disposed of all of its right, title and interest in any collateral or security. To the extent Guarantor’s waiver of these rights of subrogation, reimbursement or contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, Guarantor agrees that Guarantor’s rights of subrogation and reimbursement against the Borrower and Guarantor’s right of subrogation against any collateral or security shall be unconditionally junior and subordinate to the Lender’s rights against the Borrower and to the Lender’s right, title and interest in such collateral or security, and Guarantor’s right of contribution against any other guarantor or pledgor shall be unconditionally junior and subordinate to the Lender’s rights against such other guarantor or pledgor.

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EXECUTED as of the day and year first above written.

GUARANTOR:

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, Inc., a Maryland corporation

By: /s/ Javier F. Bitar
Name: Javier F. Bitar
Its: Chief Financial Officer and Treasurer

SCHEDULE I
BORROWERS

1.     The GC Net Lease (Phoenix Deer Valley) Investors, LLC, a Delaware limited liability company

2.     WR Griffin Patterson, LLC, a Delaware limited liability company

3.     The GC Net Lease (Atlanta Perimeter) Investors, LLC, a Delaware limited liability company

4.     The GC Net Lease (Oak Brook) Investors, LLC, a Delaware limited liability company

5.     The GC Net Lease (Charlotte Research) Investors, L.P. , a Delaware limited partnership

6.     The GC Net Lease (West Chester) Investors, LLC, a Delaware limited liability company

7.     The GC Net Lease (Frisco Parkwood) Investors, LLC, a Delaware limited liability company

8.     The GC Net Lease (Irving) Investors, LLC, a Delaware limited liability company

9.     The GC Net Lease (Irving Carpenter) Investors, LLC, a Delaware limited liability company

10.     The GC Net Lease (Lynnwood I) Investors, LLC, a Delaware limited liability company

Guaranty – Signature Page